                                                                     EXHIBIT 4.1

                          FIRST SUPPLEMENTAL INDENTURE
                             (Senior Debt Indenture)

         This FIRST SUPPLEMENTAL INDENTURE, dated as of December 18, 2003, (this "First Supplemental Indenture"), by and between KB Home, a Delaware corporation (the "Issuer"), SunTrust Bank (successor to SunTrust Bank, Atlanta), as trustee under the Indenture referred to below (the "Trustee"), and each of the Guarantors (as defined below).

                              W I T N E S S E T H:

         WHEREAS, the Issuer and the Trustee have heretofore executed and delivered a Senior Debt Indenture, dated as of October 14, 1997 (the "Original Indenture," which term shall include the form and terms of each series of Securities (as defined in the Original Indenture) established as contemplated under the Original Indenture; the Original Indenture, as amended and supplemented by this First Supplemental Indenture, is hereinafter called the "Indenture"), providing for the issuance from time to time of the Issuer's Securities;

         WHEREAS, pursuant to Article Two of the Original Indenture, the Issuer has established by an Officers' Certificate, dated as of October 14, 1997, the form and terms of a series of the Issuer's Securities designated the "7 3/4% Senior Notes due October 15, 2004" (the "Senior Notes");

         WHEREAS, the Issuer and the Guarantors wish to supplement the Original Indenture to provide for the guaranty by the Guarantors of the obligations of the Issuer under the Senior Notes and, solely insofar as relates to the Senior Notes, under the Original Indenture, and otherwise to modify the Original Indenture on the terms set forth in this First Supplemental Indenture; and

         WHEREAS, the Issuer has requested that the Trustee execute and deliver this First Supplemental Indenture pursuant to Section 8.1 of the Original Indenture, and all requirements necessary to make this First Supplemental Indenture a valid instrument in accordance with its terms have been performed and the execution and delivery of this First Supplemental Indenture have been duly authorized in all respects by the Issuer and each of the Guarantors.

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Issuer, the Guarantors and the Trustee mutually covenant and agree for the equal and proportionate benefit of the Holders (as defined in the Original Indenture) from time to time of the Senior Notes as follows:

                                   ARTICLE ONE
                         GUARANTY AND RELATED PROVISIONS

         SECTION 1.1. Additional Event of Default. Pursuant to Section 24(a) of the 7 3/4% Officers' Certificate (as defined in Section 13.1 of the Indenture),
Section 5.1 of the Original Indenture was amended and restated, but only insofar as it relates to the Senior Notes, to read in full as set forth in such Section 24(a), and Section 5.1 as set forth in Section 24(a) of such 7 3/4% Officers' Certificate is hereby further amended, but only insofar as relates to the Senior Notes, by replacing the period following clause (f) with "; or" and adding the following new clause (g) thereto, such clause to read in full as follows:

                  "(g) the Guaranty (as defined in Section 13.1 of this Indenture) of any Guarantor (as defined in Section 13.1 of this Indenture) ceases to be in full force and effect (other than by reason of the release of such Guarantor in accordance with the terms of Article Thirteen of this Indenture) or is declared to be null and void or unenforceable or the Guaranty of any Guarantor is found to be invalid or a Guarantor denies its liability under its Guaranty (other than by reason of the release of such Guarantor in accordance with the terms of Article Thirteen of this Indenture)."

         SECTION 1.2. Amendment of Section 5.7 of the Indenture. Section 5.7 of the Original Indenture is hereby amended and restated, but only insofar as relates to the Senior Notes, to read in full as follows:

                  "SECTION 5.7 Unconditional Right of the Securityholders to Institute Certain Suits. Notwithstanding any other provisions of this Indenture and any provision of any Senior Note or Guaranty, the right of any Holder of any Senior Note to receive payment of the principal of and interest on such Senior Note on or after the respective due dates expressed in this Indenture or such Senior Note (and to receive such payment pursuant to any Guaranty of such Senior Note), or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder."

         SECTION 1.3 Guaranty. The Original Indenture is hereby amended, but only insofar as it relates to the Senior Notes, to add the following new Article Thirteen, such Article to read in full as follows:

                                "ARTICLE THIRTEEN
                                    GUARANTY

                  "SECTION 13.1 Defined Terms. Capitalized terms used in this Article Thirteen have the meanings given them in this Section 13.1 and the 7 3/4% Officers' Certificate (as defined below) or, if not defined in this Section 13.1 or the 7 3/4% Officers' Certificate, in Section
         1.1 of this Indenture.

                  "As used in this Article Thirteen, the following terms have the respective meanings set forth below:

                          "Guaranty" and "Guaranties" mean the guaranty set
                  forth in Section 13.2 of this Indenture and any guaranties that are executed and delivered pursuant to Section 13.14 of this Indenture, collectively, or all or any such guaranties, as the context shall require.

                          "Guarantors" means (i) the Persons whose names appear
                  under the caption "Guarantors" on the signature pages of the First Supplemental Indenture dated as of December 18, 2003 between the Issuer, the Trustee and the Guarantors named therein and (ii) any Person that becomes a Guarantor after the date of such First

                  Supplemental Indenture in accordance with the provisions of this Article Thirteen, but excluding in each case any Person whose Guaranty has been released pursuant to the terms of this Article Thirteen.

                          "Loan Agreement" means that certain Revolving Loan
                  Agreement, dated as of October 24, 2003, between the Issuer, the banks party thereto and Bank of America, N.A., as Administrative Agent, Bank One, N.A., as Syndication Agent, Fleet National Bank, Credit Lyonnais New York Branch, Wachovia Bank, National Association, KeyBank National Association and SunTrust Bank, as Documentation Agents, and Banc of America Securities LLC, as Sole Lead Arranger and Sole Book Manager, as the same may be amended, supplemented or modified from time to time and including any increase in the amount of credit available thereunder.

                          "7 3/4% Officers' Certificate" means the Officers'
                  Certificate dated October 14, 1997 establishing the form and terms of the Senior Notes pursuant to Article Two of this Indenture.

                          "Senior Notes" means that series of the Issuer's
                  Securities designated as the "Senior Notes due October 15, 2004."

                          "Substitute Loan Agreement" means any credit facility
                  (as the same may be amended, supplemented or modified from time to time) of the Issuer which is created subsequent to December 18, 2003 and which replaces all or part of the Loan Agreement or a Substitute Loan Agreement (and which may provide for an increase in the amount of credit available thereunder), so long as the Issuer is a borrower under such Substitute Loan Agreement.

                  "SECTION 13.2 Unconditional Guaranty. In recognition of the benefits that the issuance of the Senior Notes has conferred and will continue to confer, and the benefits that the issuance of the Guaranties will confer, upon the Issuer and the Guarantors and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Guarantor hereby absolutely and unconditionally guaranties, jointly and severally, to each Holder of any Senior Notes and to the Trustee on behalf of each such Holder prompt payment when due, whether at stated maturity, upon acceleration, upon repurchase at the option of the Holder or otherwise, and at all times thereafter, of the principal of and premium, if any, and interest on the Senior Notes and of any and all other existing and future indebtedness and liabilities of every kind, nature and character, direct or indirect, absolute or contingent, liquidated or unliquidated, voluntary or involuntary, of the Issuer to the Holders of the Senior Notes arising under this Indenture or the Senior Notes (collectively, the "Guarantied Obligations"). The Trustee's books and records showing the amount of the Guarantied Obligations shall be admissible in evidence in any action or proceeding, and shall be binding upon the Guarantors and conclusive for the purpose of establishing the amount of the Guarantied Obligations, absent manifest error. The Guaranties shall not be affected by the validity, regularity or enforceability of the Guarantied Obligations or of the Senior Notes, this Indenture or any other instrument or agreement evidencing any Guarantied Obligations, or any question as to the authenticity of any of the Senior Notes, this Indenture or any other such instrument or agreement, or by the existence, validity, enforceability, perfection or extent of any collateral therefor, or by any fact or circumstance relating to the Guarantied Obligations which might otherwise constitute a defense to the obligations of any Guarantor under its Guaranty, other than payment in full by the Issuer or any other Person.

                  "SECTION 13.3 Limitation of the Guarantors' Liability. Each Guarantor and, by its acceptance and ownership of a Senior Note and by its acceptance of any benefits under any Guaranty, each Holder of a Senior Note hereby confirms that it is the intention of all parties that the obligations of the Guarantors under their Guaranties shall not constitute a fraudulent conveyance or fraudulent transfer under any applicable fraudulent conveyance, fraudulent transfer, bankruptcy, insolvency or other similar law of any applicable jurisdiction. To effectuate the foregoing intention, each Holder of the Senior Notes, by its acceptance and ownership of Senior Notes and by its acceptance of any benefits under any Guaranty, and each Guarantor hereby agree that the obligations of such Guarantor under its Guaranty are limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor, result in the obligations of such Guarantor under its Guaranty not constituting a fraudulent conveyance or fraudulent transfer under applicable law. Subject to the preceding limitation, the obligations of each Guarantor under its Guaranty constitute a guaranty of payment in full when due and not merely a guaranty of collectability.

                  "SECTION 13.4 No Termination. Each Guaranty is a continuing and irrevocable guaranty of all Guarantied Obligations now or hereafter existing and shall remain in full force and effect until all of the Guarantied Obligations are paid in full or, in the case of the Guaranty of any Guarantor, until such time, if any, as such Guarantor is released from its Guaranty in accordance with this Article Thirteen. All payments under any Guaranty shall be made to the Trustee on behalf of the Holders of the Senior Notes.

                  "SECTION 13.5 Waiver of Notices. Each Guarantor waives, to the fullest extent permitted by law, notice of the acceptance of its Guaranty and of the extension or continuation of the Guarantied Obligations or any part thereof. Each Guarantor further waives, to the fullest extent permitted by law, presentment, protest, notice, dishonor or default, demand for payment and any other notices to which such Guarantor might otherwise be entitled.

                  "SECTION 13.6 Subrogation. The Guarantors shall exercise no right of subrogation, contribution or similar rights against the Issuer or any other Guarantor with respect to any payments on the Guarantied Obligations made under any Guaranty until all of the Guarantied Obligations are paid in full. If any amounts are paid to a Guarantor in violation of the foregoing limitation, then such amounts shall be held in trust for the benefit of the Holders of the Senior Notes, and shall forthwith be paid to the Trustee, on behalf of such Holders.

                  "SECTION 13.7 Waiver of Suretyship Defenses. Each Guarantor agrees, to the fullest extent permitted by law, that the Trustee or, subject to Sections 5.6 and 5.7 of this Indenture, the Holders of the Senior Notes may, at any time and from time to time, and without notice to such Guarantor, make any agreement with the Issuer or with any other Person liable on any of the Guarantied Obligations or providing collateral as security for the Guarantied Obligations, for the extension, renewal, payment, compromise, discharge or release of the Guarantied Obligations or any collateral (in whole or in part), or for any modification or amendment of the terms thereof or of any instrument or agreement evidencing the Guarantied Obligations or the provision of collateral, all without in any way impairing, releasing, discharging or otherwise affecting the obligations of such Guarantor under its Guaranty. To the fullest extent permitted by law, each Guarantor waives any defense arising by reason of any disability or other defense of the Issuer or any other Guarantor, or the cessation from any cause whatsoever of the liability of the Issuer (other than by payment in full of the Guarantied Obligations), or any claim that such Guarantor's obligations exceed or are more burdensome than those of the Issuer and waives the benefit of any statute of limitations affecting the liability of such Guarantor hereunder. To the fullest extent permitted by law, each Guarantor waives any right to enforce any remedy which the Trustee or any Holder of the Senior Notes now has or may hereafter have against the Issuer and waives any benefit of and any right to participate in any security now or hereafter held by the Trustee or any Holder of the Senior Notes until all of the Guarantied Obligations are paid in full. Further, each Guarantor consents, to the fullest extent permitted by law, to the Trustee's or any Holder's taking of, or failure to take, any action which might in any manner or to any extent vary the risks of the Guarantors under their Guaranties or which, but for this provision, might operate as a discharge of any Guarantor.

                  "SECTION 13.8 Exhaustion of Other Remedies Not Required. The obligations of each Guarantor under this Indenture and its Guaranty are those of primary obligor, and not merely as surety, and are independent of the Guarantied Obligations. Each Guarantor waives, to the fullest extent permitted by law, diligence by the Trustee or the Holders and action on delinquency in respect of the Guarantied Obligations or any part thereof, including, without limitation any provisions of law requiring any party to exhaust any right or remedy or to take any action against the Issuer, any other Guarantor or any other Person or property before enforcing the Guaranty against such Guarantor.

                  "SECTION 13.9 Reinstatement. Notwithstanding anything in this Indenture or any Guaranty delivered pursuant to Section 13.14 of this Indenture to the contrary, the provisions of this Article Thirteen and of the Guaranties delivered pursuant to Section 13.14 of this Indenture shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any portion of the Guarantied Obligations is revoked, terminated, rescinded or reduced or must otherwise be restored or returned upon the insolvency, bankruptcy or reorganization of the Issuer or any other Person or otherwise, as if such payment had not been made and whether or not the Trustee or any Holder of Senior Notes is in possession of or has released any Guarantor from its Guaranty and regardless of any prior revocation, rescission, termination or reduction.

                  "SECTION 13.10 Subordination. While an Event of Default under the Senior Notes has occurred and is continuing, each Guarantor hereby subordinates the payment of all obligations and indebtedness of the Issuer owing to such Guarantor, whether now existing or hereafter arising, including but not limited to any obligation of the Issuer to such Guarantor as subrogee of the Trustee or any Holder of Senior Notes or resulting from such Guarantor's performance under its Guaranty, until such time as all Guarantied Obligations have been paid in full. If the Trustee so requests or, subject to Sections 5.6 and 5.7 of this Indenture, the Holders of at least 25% in aggregate principal amount of the outstanding Senior Notes so request, any such obligation or indebtedness of the Issuer to such Guarantor shall be enforced and performance received by such Guarantor as trustee for the Trustee and the proceeds thereof shall be paid over to the Trustee on behalf of the Holders of the Senior Notes on account of the Guarantied Obligations, but without reducing or affecting in any manner the liability of any of the Guarantors under their Guaranties.

                  "SECTION 13.11 Information. While an Event of Default under the Senior Notes has occurred and is continuing, each Guarantor shall furnish promptly to the Trustee any and all financial or other information regarding such Guarantor or its property as the Trustee may reasonably request in writing.

                  "SECTION 13.12 Stay of Acceleration. In the event that acceleration of the time for payment of any of the Guarantied Obligations is stayed, upon the insolvency, bankruptcy or reorganization of the Issuer or any other Person, or otherwise, all such Guarantied Obligations shall nonetheless be payable by the Guarantors immediately upon demand by the Trustee or the Holders of at least 25% of the outstanding principal amount of the Senior Notes, as the case may be.

                  "SECTION 13.13 Condition of the Issuer. Each Guarantor acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from the Issuer such information concerning the financial condition, business and operations of the Issuer as such Guarantor requires, and that neither the Trustee nor any Holder has any duty, and such Guarantor is not relying on the Trustee or any Holder at any time, to disclose to such Guarantor any information relating to the business, operations or financial condition of the Issuer.

                  "SECTION 13.14 Execution of Guaranty. To further evidence the Guaranty set forth in Section 13.2 hereof, each Guarantor hereby agrees to execute a Guaranty, in substantially the form set forth below:

                               "[FORM OF GUARANTY]

                                    "GUARANTY

                          "For value received, each of the undersigned (the "Guarantors") hereby absolutely and unconditionally guaranties, jointly and severally, to each Holder of any of the Issuer's 7 3/4% Senior Notes due October 15, 2004 (the "Senior Notes") and to the Trustee on behalf of each such Holder prompt payment when due, whether at stated maturity, upon acceleration, upon repurchase at the option of the Holder or otherwise, and at all times thereafter, of the principal of and premium, if any, and interest on any of the Senior Notes and of any and all other existing and future indebtedness and liabilities of every kind, nature and character, direct or indirect, absolute or contingent, liquidated or unliquidated, voluntary or involuntary, of the Issuer to the Holders of the Senior Notes arising under the Senior Debt Indenture dated as of October 14, 1997, as amended and supplemented by the First Supplemental Indenture dated as of December 18, 2003, among the Issuer, Sun Trust Bank, as successor trustee, and the guarantors party thereto (such Indenture, as so amended and supplemented and as the same may be further amended or supplemented from time to time, the "Indenture") or the Senior Notes (collectively, the "Guarantied Obligations") in accordance with, and subject to, the terms set forth in Article Thirteen of the Indenture. All capitalized terms used in this Guaranty which are defined in the Indenture shall have the meaning assigned to them in the Indenture.

                          "Each Guarantor and, by its acceptance and ownership of a Senior Note and by its acceptance of any benefits under this Guaranty, each Holder of a Senior Note hereby confirms that it is the intention of all parties that the obligations of the Guarantors under their Guaranties shall not constitute a fraudulent conveyance or fraudulent transfer under any applicable fraudulent conveyance, fraudulent transfer, bankruptcy, insolvency or other similar law of any applicable jurisdiction. To effectuate the foregoing, each Holder of Senior Notes, by its acceptance and ownership of Senior Notes and by its acceptance of any benefits under this Guaranty, and each Guarantor hereby agrees that the obligations of such Guarantor under its Guaranty are limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor, result in the obligations of such Guarantor under its Guaranty not constituting a fraudulent conveyance or fraudulent transfer under applicable law. Subject to the preceding limitation, the obligations of each Guarantor under its Guaranty constitute a guaranty of payment in full when due and not merely a guaranty of collectability.

                          "The obligations of each Guarantor to the Holders of Senior Notes and to the Trustee pursuant to its Guaranty and the Indenture are expressly set forth in Article Thirteen of the Indenture, and reference is hereby made to such Indenture for the precise terms thereof.

                          "This instrument shall be governed by and construed in accordance with the laws of the State of New York.

                          "IN WITNESS WHEREOF, the undersigned have caused this instrument to be executed by their respective duly authorized signatories.

                                                 [NAMES OF GUARANTORS]

                                                 By:
                                                     ---------------------------
                                                     Title:

                  "Upon execution of any Guaranty pursuant to this Section 13.14, the Guarantors party thereto shall deliver such Guaranty to the Trustee, which shall hold such Guaranty on behalf of each the Holders of the Senior Notes.

                  "Anything in this Indenture or the Senior Notes to the contrary notwithstanding, neither the validity nor the enforceability of any Guaranty set forth in Section 13.2 of this Indenture shall be impaired or otherwise affected by the fact that a Guaranty (whether in substantially the form specified pursuant to this Section 13.14 or otherwise) is not endorsed on any of the Senior Notes or delivered to any Holder of Senior Notes or the Trustee, and each Guarantor agrees that its Guaranty set forth in Section 13.2 of this Indenture shall remain in full force and effect with respect to each Senior Note notwithstanding any failure of any or all of the Guarantors to execute or deliver Guaranties pursuant to this Section 13.14, it being understood and agreed by the Guarantors and the Issuer that the provisions of this Section 13.14 are intended merely to further evidence the Guaranties set forth in Section 13.2.

                  "Each Guarantor agrees that any Guaranty executed pursuant to this Section 13.14 shall be signed on behalf of such Guarantor by its president, any vice president or its treasurer or any other duly authorized signatory of such Guarantor (each, a "subject officer") and that such Guarantor's seal, or a facsimile thereof, may, but need not be, affixed to such Guaranty. The signature of any subject officer may be the manual or facsimile signature of the present or any future such subject officer. Typographical and other minor errors defects in any such reproduction of any such signature shall not effect the validity or enforceability of any Guaranty delivered pursuant to this Section 13.14.

                  "In case any subject officer of any Guarantor who shall have signed any Guaranty pursuant to this Section 13.14 shall cease to be such subject officer before such Guaranty shall have been delivered to the Holders of Senior Notes or the Trustee, such Guaranty may nonetheless be delivered as though the person who signed such Guaranty had not ceased to be such subject officer, and any Guaranty delivered pursuant to this Section 13.14 may be signed on behalf of any Guarantor by any person who was, at the actual date of the execution of such Guaranty, a subject officer of such Guarantor.

                  "SECTION 13.15  Release of Guarantors.

                  "(a) For so long as the Issuer is a party to or otherwise bound by the terms of the Loan Agreement or any Substitute Loan Agreement, if a Guarantor is released from all of its guaranties under or pursuant to the Loan Agreement and all Substitute Loan Agreements, such Guarantor shall be automatically and unconditionally released and discharged from all of its obligations under this Indenture and its Guaranty without any further action required on the part of the Issuer, the other Guarantors, the Trustee or any Holder.

                  "(b) For so long as the Issuer is not a party to or bound by the terms of the Loan Agreement or any Substitute Loan Agreement, if a Guarantor shall cease to be either a Restricted Domestic Subsidiary or a Restricted Significant Subsidiary, such Guarantor shall be automatically and unconditionally released and discharged from all of its obligations under this Indenture and its Guaranty without any further action required on the part of the Issuer, the other Guarantors, the Trustee or any Holder; provided that all guarantees (as defined in Section 20 of the 7 3/4% Officers' Certificate) by such Guarantor of any other Indebtedness (as defined in Section 20 of the 7 3/4% Officers'

         Certificate) of the Issuer and any Subsidiaries of the Issuer are terminated at or prior to the time of such release.

                  "(c) The Trustee shall deliver an appropriate instrument evidencing any such release upon receipt of a written request by the Issuer accompanied by an Officers' Certificate and an Opinion of Counsel, each to the effect that such release has been effected in compliance with the provisions of this Indenture.

                  "SECTION 13.16  Additional Guarantors.

                  "(a)     For so long as the Issuer is a party to or bound by
         the terms of the Loan Agreement or any Substitute Loan Agreement, if any Subsidiary of the Issuer that is not then a Guarantor guaranties any indebtedness or other obligations of the Issuer under the Loan Agreement or any Substitute Loan Agreement, then, contemporaneously with or prior to the effectiveness of such guaranty, the Issuer shall
         (i) execute and deliver, cause such Subsidiary and all other Guarantors to execute and deliver and use its reasonable best efforts to cause the Trustee to execute and deliver a supplemental indenture, in form satisfactory to the Trustee, pursuant to which such Subsidiary shall become a Guarantor under this Indenture and shall cause such Subsidiary and all other Guarantors to execute and deliver Guaranties pursuant to
         Section 13.14 of this Indenture and (ii) deliver to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such supplemental indenture and such Guaranties pursuant to Section 13.14 hereof comply with this Indenture. Thereafter, such Subsidiary shall be a Guarantor for all purposes of this Indenture unless and until released from its Guaranty pursuant to Section 13.15 of this Indenture.

                  "(b)     For so long as the Issuer is not a party to or bound
         by the terms of the Loan Agreement or any Substitute Loan Agreement, if any Subsidiary of the Issuer that is not a Guarantor is or becomes both a Restricted Domestic Subsidiary and a Restricted Significant Subsidiary, the Issuer shall (i) promptly execute and deliver, cause such Subsidiary and all other Guarantors to execute and deliver and use its reasonable best efforts to cause the Trustee to execute and deliver a supplemental indenture, in form satisfactory to the Trustee, pursuant to which such Subsidiary shall become a Guarantor under this Indenture and shall cause such Subsidiary and all other Guarantors to execute and deliver Guaranties pursuant to Section 13.14 of this Indenture and (ii) deliver to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such supplemental indenture and such Guaranties pursuant to Section 13.14 hereof comply with this Indenture. Thereafter, such Subsidiary shall be a Guarantor for all purposes of the Indenture unless and until released from its Guaranty pursuant to
         Section 13.15 of this Indenture.

                  "SECTION 13.17 Notices to Guarantors. Any notice or demand to a Guarantor under this Indenture shall be delivered pursuant to Section
         11.4 of this Indenture to such Guarantor in care of the Issuer.

                  "SECTION 13.18 Waiver of Stay, Extension and Usury Laws. Each Guarantor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law which would prohibit or forgive such Guarantor from paying all or any portion of any amount due under its Guaranty as contemplated in this Indenture, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture and (to the extent that it may lawfully do so) each Guarantor hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted."

                                   ARTICLE TWO
                                  MISCELLANEOUS

         SECTION 2.1. Ratification of Indenture; First Supplemental Indenture Part of Indenture. Except as expressly amended and supplemented hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This First Supplemental Indenture shall form a part of the Indenture for all purposes.

         SECTION 2.2. Concerning the Trustee. The rights and duties of the Trustee shall be determined by the express provisions of the Indenture and except as expressly set forth in this First Supplemental Indenture, nothing in this First Supplemental Indenture shall in any way modify or otherwise affect the Trustee's rights and duties thereunder. The Trustee makes no representation or warranty as to the validity with respect to the Issuer or the Guarantors or sufficiency of this First Supplemental Indenture and, except insofar as relates to the validity hereof with respect to the Trustee, shall not be liable in connection therewith.

         SECTION 2.3. New York Law to Govern. This First Supplemental Indenture shall be deemed to be a contract under the laws of the State of New York, and for all purposes shall be governed by and construed in accordance with the laws of such State.

         SECTION 2.4. Separability. In case any one or more of the provisions contained in this First Supplemental Indenture shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this First Supplemental Indenture, but this First Supplemental Indenture shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

         SECTION 2.5. Counterparts. This First Supplemental Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

         SECTION 2.6. Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

                            [Signature Page Follows]

         IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the day and year first above written.

"Issuer"                        KB HOME, a Delaware corporation

                                By:
                                    --------------------------------------------
                                    Title:

"Trustee"                       SUNTRUST BANK, as Trustee

                                By:
                                    --------------------------------------------
                                    Title:

"Guarantors"                    KB HOME PHOENIX INC., an Arizona corporation

                                By:
                                    --------------------------------------------
                                    Title:

                                KB HOME COASTAL INC., a California corporation

                                By:
                                    -------------------------------------------
                                    Title:

                                KB HOME NORTH BAY INC., a California corporation

                                By:
                                    --------------------------------------------
                                    Title:

                                KB HOME SOUTH BAY INC., a California corporation

                                By:
                                    --------------------------------------------
                                    Title:

                                KB HOME GREATER LOS ANGELES INC., a California corporation

                                 By:
                                     -------------------------------------------
                                     Title:

                                 KB HOME COLORADO INC., a Colorado corporation

                                 By:
                                     -------------------------------------------
                                     Title:

                                 KB HOME NEVADA INC., a Nevada corporation

                                 By:
                                     -------------------------------------------
                                     Title:

                                 KB HOME LONE STAR LP, a Texas limited
                                 partnership

                                 By: KBSA, Inc., a Texas corporation,
                                     Its general partner

                                 By:
                                     -------------------------------------------
                                     Title: